EXHIBIT 21.0
 		SUBSIDIARIES OF THE REGISTRANT AS OF FEBRUARY 2, 2002

                                        STATE/PROVINCE      COUNTRY
                                        --------------   -------------
CPI Corp.		                         Delaware	   United States

   Consumer Programs, Incorporated		 Missouri	   United States
	d/b/a Sears Portrait Studios
	  Centrics Technology, Inc.		 Delaware	   United States
		d/b/a searsphoto.com
	  Consumer Programs Partner,Inc.     Delaware	   United States
	  CPI Images L.L.C.		       Missouri	   United States
		d/b/a Sears Portrait Studios
		d/b/a Mainstreet Portraits
        CPI Research and Development,
         Inc.                              Delaware	   United States
        myportraits.com, Inc.		       Missouri	   United States

   CPI Corp. Canada		             Ontario	   Canada
	d/b/a Sears Portrait Studios

   CPI Technology Corp.		             Missouri	   United States

   CPI Prints Plus, Inc.		       Delaware	   United States
	 Prints Plus Ridgedale		       Minnesota	   United States